POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Charles Paris de Bollardière, Treasurer, as his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign a Registration Statement on Form F-6 and any and all amendments to such Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have duly signed this Power of Attorney this 23rd day of July, 2003.

Signature	Title

/s/ Thierry Desmarest	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)
Thierry Desmarest

/s/ Robert Castaigne	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Robert Castaigne

/s/ Dominique Bonsergent	Chief Accounting Officer (Principal Accounting Officer)
Dominique Bonsergent

/s/ Daniel Bouton	Director
Daniel Bouton

Director
___________________________ Bertrand Collomb

/s/ Paul Desmarais, Jr.	Director
Paul Desmarais, Jr.

/s/ Jacques Friedmann	Director
Jacques Friedmann

Director
___________________________ Professor Bertrand Jacquillat

Director
___________________________ Antoine Jeancourt-Galignani

/s/ Anne Lauvergeon	Director
Anne Lauvergeon

/s/ Maurice Lippens	Director
Maurice Lippens

/s/ Michel Pébereau	Director
Michel Pébereau

/s/ Thierry de Rudder	Director
Thierry de Rudder

/s/ Jürgen Sarrazin	Director
Jürgen Sarrazin

/s/ Serge Tchuruk	Director
Serge Tchuruk

/s/ Pierre Vaillaud	Director
Pierre Vaillaud

/s/ Robert O. Hammond	Authorized Representative in the United States
Robert O. Hammond